Exhibit 99.2

Leapfrog Acquisition Corporation Announces Closing of $143,750,000 Initial Public Offering

SUMMIT, N.J., December 9, 2025 – Leapfrog Acquisition Corporation (the “Company”) announced today the closing of its initial public offering of 14,375,000 units, which includes the exercise in full by the underwriters of their overallotment option to purchase 1,875,000 units. The offering was priced at $10.00 per unit, generating total gross proceeds of $143,750,000. The units commenced trading on December 5, 2025 on the Global Market tier of The Nasdaq Stock Market LLC under the symbol LFACU.

The Company, which is led by Matthew R. Pollard, Abhay N. Pande and Kevin M. Murphy, is a special purpose acquisition company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Each unit sold in the offering consists of one Class A ordinary share (an “ordinary share”) and one half of one redeemable warrant with a strike price of $11.50 per ordinary share exercisable within 5 years of the Company completing an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and warrants are expected to be listed on the Global Market tier of The Nasdaq Stock Market LLC under the symbols “LFAC” and “LFACW,” respectively.

BTIG, LLC is serving as the sole book-running manager of the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2025. The offering was made only by means of a prospectus, copies of which may be obtained by contacting BTIG, LLC, 65 East 55th Street, New York, NY 10022, by emailing ProspectusDelivery@btig.com, or by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Leapfrog Acquisition Corp

Leapfrog Acquisition Corporation is a blank check company organized for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or engaging in any other similar business combination with one or more businesses or entities.

The Company is led by Chief Executive Officer, Matthew R. Pollard, President and Chief Investment Officer, Abhay N. Pande and Chief Financial Officer, Kevin M. Murphy.

The Company will prioritize businesses in the international energy supply chain and critical minerals sectors, including their related infrastructure in its search for attractive merger candidates.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the anticipated use of the proceeds of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements, including those set forth in the risk factors section of the registration statement and prospectus for the Company’s initial public offering. Copies of these documents can be accessed through the SEC’s website at www.sec.gov. No assurance can be given that the net proceeds of the offering will be used as anticipated. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Media Contact

Company: Leapfrog Acquisition Corp

Contact: Media Team

Telephone: +1-201-379-4200

Email: info@leapfrogspac.com

LinkedIn: https://www.linkedin.com/company/leapfrog-acquisition-corporation